SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 29, 2007
ALLIED SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22276	58-0360550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia		30030

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 373-4285
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 29, 2007 (the “Effective Date”), Allied Holdings, Inc. substantially consummated the transactions contemplated by the Second Amended Joint Plan of Reorganization (the “Plan”) filed by Allied together with Yucaipa American Alliance Fund I, LP (“YAAF”) and Yucaipa American Alliance (Parallel) Fund I, LP (“YAAF Parallel” and, collectively with YAAF, “Yucaipa”) and the Teamsters National Automobile Transportation Industry Negotiating Committee, on behalf of the International Brotherhood of Teamsters (“TNATINC”). As part of the Plan, Allied Holdings, Inc. was merged with and into its subsidiary, Allied Systems Holdings, Inc., a Delaware corporation, with Allied Systems Holdings, Inc. (“Allied” or the “Company”) as the surviving corporation. Described below are a number of material agreements entered into by Allied on the Effective Date in connection with its emergence from bankruptcy.
Stockholders’ Agreement
     YAAF, YAAF Parallel, the Company and certain other beneficial holders of over 5% of Allied’s common stock to be issued under the Plan entered into the Stockholders’ Agreement, dated as of May 29, 2007, by and among Allied Systems Holdings, Inc., Yucaipa and certain other parties signatory thereto (the “Stockholders’ Agreement”) that relates to, among other matters, the governance of the Company after the Effective Date, the composition of the board of directors and the right to purchase a pro rata portion of newly issued shares of Common Stock under certain circumstances, as more fully set forth below.
     Representation on the Board of Directors. Under the terms of the Stockholders’ Agreement, YAAF and YAAF Parallel have the right to designate the election of a number of members of the board of directors that is not less than the majority of the number of then-authorized members of the board (the “Yucaipa Designees”). The removal of any Yucaipa Designee will only occur upon the written request of YAAF or YAAF Parallel. In the event that any Yucaipa Designee ceases to serve as a member of the board during his or her term, the resulting vacancy on the board will be filled by a representative designated by YAAF or YAAF Parallel, as the case may be. In addition, until the second anniversary of the Effective Date, or until otherwise terminated as a result of (i) the consummation of a sale of equity securities of the Company in an underwritten public offering registered under the Securities Act, with gross proceeds of not less than $40,000,000, and resulting in the listing of such of the Company’s equity securities on any of the New York Stock Exchange, NASDAQ (any market thereof) or AMEX (a “Qualified Public Offering”) or (ii) a sale, series of sales, transfers or issuances of capital stock of the Company such that a person or group of persons (as the term group is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than YAAF, YAAF Parallel and certain of their affiliates, would own a majority of the capital stock of the Company, or, sale or transfer of all or substantially all of the assets of the Company and its subsidiaries (other than in the ordinary course of business) to any person or group of persons (a “Sale of the Company”), YAAF and YAAF Parallel have agreed to vote all of their shares of Common Stock entitled to vote so that a representative designated by the members of a committee of creditors of Allied Holdings, Inc. (the “Creditors Committee”) that is reasonably satisfactory to YAAF and YAAF Parallel will be elected to the board (the “Creditors Committee Director”) and the stockholders party to the Stockholders’ Agreement have agreed to vote all of their shares of Common Stock entitled to vote so that the Yucaipa Designees will be elected to the board. During such period, the removal from the board of the Creditors Committee Director without cause will be only upon the written request of the Creditors Committee and in the event that any Creditors Committee Director, for any reason, ceases to serve as a member of the board during his or her term of office, the resulting vacancy on the board will be filled by a representative designated by the Creditors Committee who is reasonably satisfactory to YAAF and YAAF Parallel.

     Certain Required Approvals. Until the second anniversary of the Effective Date, the Company will not cause or permit any subsidiary of the Company to, sell or transfer any of its or their properties or assets to, or purchase property or assets from, or enter into any contract or agreement with, YAAF, YAAF Parallel or certain of their affiliates (an “Affiliate Transaction”) unless:
•	such Affiliate Transaction has been approved by either (1) a majority of the disinterested directors on the board or (2) all of the directors (including the Creditors Committee Director) then serving on the board; or

•	such Affiliate Transaction is approved by the vote or consent of holders of either (i) a percentage of the outstanding common stock that is held or owned by YAAF, YAAF Parallel and certain of their affiliates plus 7% or (ii) so long as YAAF, YAAF Parallel and their affiliates do not own or hold preferred stock of the Company with materially disproportionate voting rights to the common stock, a percentage of the outstanding capital stock that is held or owned by YAAF, YAAF Parallel and their affiliates plus 7%; or

•	the Company has received an opinion as to the fairness to the Company and/or its subsidiary(ies) of such Affiliate Transaction, from a financial point of view, issued by certain accounting, appraisal or investment banking firms; or

•	the Affiliate Transaction involves an issuance of debt or equity securities by the Company or any of its subsidiaries, and each stockholder that is a party to the Stockholders’ Agreement and meets the other eligibility requirements therein, is offered the opportunity to purchase such debt or equity securities on terms no less favorable, in the aggregate, than those offered to YAAF, YAAF Parallel and their affiliates participating in such Affiliate Transaction and in accordance with the pro rata interest of each other eligible stockholder in the total number of shares of Allied’s common stock then issued and outstanding; or

•	such Affiliate Transaction constitutes one of a series of other permitted transactions (including, without limitation, any transaction specifically disclosed in the Plan, the acquisition of equity securities of the Company pursuant to the Stockholders’ Agreement, certain transactions done in the ordinary course of business or transactions with YAAF, YAAF Parallel and their affiliates that have a value less than a specific dollar threshold) as set forth in the Stockholders’ Agreement.
     The restrictive provisions above will terminate upon the first to occur of (i) the second anniversary of the Effective Date, (ii) the listing of Allied’s common stock or other equity securities of the Company on the New York Stock Exchange, the NASDAQ (any market thereof) or AMEX, (iii) the consummation of a Qualified Public Offering, (iv) the consummation of a Sale of the Company or (v) YAAF, YAAF Parallel and their affiliates owning or holding in the aggregate either (a) 75% or more of the outstanding Common Stock or (b) so long as YAAF, YAAF Parallel and their affiliates do not own or hold preferred stock of the Company with materially disproportionate voting rights to Allied’s common stock, 75% or more of the voting stock of the Company.
     Subscription Rights. Subject to certain exceptions, YAAF, YAAF Parallel, their affiliates and certain other eligible stockholder parties to the Stockholders’ Agreement (each such eligible stockholder, including YAAF, YAAF Parallel and their affiliates, a “Subscription Holder”) are entitled to purchase a pro rata portion of any equity securities subsequently issued by the Company for cash based on the number of shares of common stock owned by such Subscription Holder and the total number of shares held by all Subscription Holders at such time. The Subscription Holders will also have the right to participate in debt financings provided to the Company by YAAF, YAAF Parallel and their affiliates in which YAAF, YAAF Parallel or their affiliates are issued equity securities. The abovementioned subscription rights will terminate upon the earlier of (i) the listing of Allied’s common stock on the New York Stock Exchange, the NASDAQ or AMEX, (ii) the consummation of a Qualified Public Offering or (iii) the consummation of a Sale of the Company.
     A copy of the Stockholders’ Agreement is included herein as Exhibit 4.2 and is incorporated herein by reference. The description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Stockholders’ Agreement.
Registration Rights Agreement
     The Company, YAAF, YAAF Parallel and certain other beneficial holders of over 5% of Allied’s common stock to be issued under the Plan (the “Other Holders”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) which provides YAAF, YAAF Parallel and Other Holders with certain rights to cause the Company to register shares of Allied common stock held by them on the Effective Date or thereafter acquired by YAAF, YAAF Parallel or the Other Holders (“Registrable Securities”).
     Pursuant to the Registration Rights Agreement, YAAF and YAAF Parallel are entitled to make unlimited demands that Registrable Securities they hold be registered under the Securities Act (a “Demand Registration”). In addition, at any time during the period commencing on the earlier of (i) 180 days following the date of the Company’s initial underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) of the common stock after the Effective Date and (ii) the date of the listing of the common stock on the New York Stock Exchange, the NASDAQ or the American Stock Exchange (“AMEX”), and ending on the fifth anniversary of the Effective Date (unless such time is otherwise extended in accordance with the terms of the Registration Rights Agreement), and so long as the aggregate offering value of the shares for which a Demand Registration is requested meet certain specified minimum amounts, the other stockholders party to the Registration Rights Agreement are entitled to request a total of two Demand Registrations. Notwithstanding the foregoing, the Company will be required to effect only one such Demand Registration during any six-month period and the Company may postpone for up to six months the filing or effectiveness of a registration statement for a Demand Registration under certain circumstances.
     The Registration Rights Agreement also provides that, if the Company proposes to register any of its equity securities under the Securities Act (other than (i) pursuant to a registration statement on Form S-4 (for securities offered in certain business combination transactions) or S-8 (for securities offered to employees pursuant to employee benefit plans), (ii) a registration statement filed in connection with a Demand Registration or (iii) the Company’s initial underwritten public offering of common stock registered under the Securities Act, the Company must give the holders of Registrable Securities prompt written notice of its intention to effect such a registration and, subject to certain restrictions set forth below, the registration form may be used for the registration of Registrable Securities.
     All registration and filing fees, printing fees and certain other associated expenses incident to the Company’s compliance with the Registration Rights Agreement will be paid by the Company.
     The Company, YAAF, YAAF Parallel and the Other Holders have each agreed to hold harmless and, pursuant to customary indemnification provisions, indemnify the other with respect to any liability or loss arising out of any material misstatement or omission for which such party is responsible in any registration statement, prospectus, preliminary prospectus (or any amendment thereof or supplement thereto), or other document filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws.

     A copy of the Registration Rights Agreement is included herein as Exhibit 4.1 and is incorporated herein by reference. The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.
Management Services Agreement
     Yucaipa American Funds, LLC (“Yucaipa American Funds”) and the Company entered into a Monitoring and Management Services Agreement (the “Management Services Agreement”) pursuant to which Yucaipa American Funds will, if requested, provide certain monitoring and management services, including helping Allied to improve labor relations, helping attract and retain senior management, negotiating future collective bargaining agreements, assisting in the preparation of financial projections, assisting compliance with financing agreements, and helping to identify and develop growth strategies.
     For such services, Allied will pay Yucaipa American Funds an annual fee and reimburse it for all out of pocket costs, expenses and fees incurred in connection with the performance of its obligations under the Management Services Agreement.
     In addition to the annual fee, the Management Services Agreement provides Yucaipa American Funds with a right of first refusal to serve as a non-exclusive consultant to the Company in connection with a number of business transactions (the “Additional Services”) including, without limitation, (i) any sale, merger, business combination, joint venture or otherwise in which 25% or more of the equity securities or voting power of the Company or all or a substantial portion of the Company’s business or assets (on a consolidated basis) are combined with or transferred to another person or entity (a “Sale Transaction”) and (ii) financing transaction (including refinancings and securities offerings) involving greater than $20,000,000) (a “Financing Transaction”). Pursuant to the Management Services Agreement, for the services provided in connection with such business transactions, Yucaipa American Funds will be entitled to receive a cash fee based on a percentage of the value of such business transaction as calculated according to the terms of the Management Services Agreement (the “Additional Fee”).
     The initial term of the Management Services Agreement is for five years, subject to automatic renewals for a period of 12 additional calendar months unless the Company provides at least 180 days prior notice of nonrenewal to Yucaipa American Funds.
     The Management Services Agreement may be terminated by the Company (i) at any time following a determination of the Company’s board of directors to effect such a termination by giving Yucaipa American Funds at least 180 days’ written notice of such termination or (ii) if Yucaipa American Funds fails to reasonably perform any material covenant, agreement, term or provision of the Management Services Agreement and such failure continues for a period of 60 days after written notice from the Company (a “Yucaipa Breach”). The Management Services Agreement may be terminated by Yucaipa American Funds (i) if the Company fails to reasonably perform any material covenant, agreement, term or provision of this Agreement and such failure continues for a period of 60 days after written notice thereof from Yucaipa American Funds (a “Company Breach”), (ii) immediately if the Company fails to make any payment due to Yucaipa American Funds under the Management Services Agreement, if such payment is not made in full within 30 days after written notice of such failure, (iii) at any time upon providing the Company with at least 180 days’ written notice, or (iv) immediately upon any (a) merger, consolidation, business combination, or similar transaction involving the Company, (b) any sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company or any of its subsidiaries representing 25% or more of the consolidated assets of the Company and its subsidiaries, (c) any issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 25% or more of the voting power of the Company, (d) any transaction in which any person acquires “beneficial ownership” (within the meaning of Rule 13d-3(a)(1) under the Exchange Act or the right to acquire beneficial ownership or any group (within the meaning of Section 13(d)(3) of the Exchange Act) is formed which “beneficially owns” or has the right to acquire “beneficial ownership” of 25% or more of the outstanding voting capital stock of the Company or (e) any combination of sections (a) – (d) of this paragraph (a “Change of Control”).
     If the Management Services Agreement is terminated (i) by the Company other than as a result of a Yucaipa Breach or (ii) by Yucaipa American Funds upon (a) a Company Breach, (b) a failure by the Company to pay Yucaipa American Funds in accordance with the terms of the Management Services Agreement or (c) upon a Change of Control, then in each case the Company will pay, or cause to be paid, a cash termination payment equal to the total annual fees that would have been earned by Yucaipa American Funds during the remaining term of the Management Services. Any such cash termination payment will be due and payable to Yucaipa American Funds, in full, as of the date of such termination. In addition, if Yucaipa American Funds agrees to perform the Additional Services, and within 12 months of the date of termination of the Management Services Agreement the Company enters into or consummates a Sale Transaction or Financing Transaction, then on the date the Company enters into or consummates each such transaction (whichever is earlier) the Company will pay Yucaipa American Funds the Additional Fee.
     A copy of the Management Services Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The description of the Management Services Agreement is qualified in its entirety by reference to the full text of the Management Services Agreement.
Director and Officer Indemnification Agreements
     The Board of Directors of the Company approved a form of indemnification agreement to be entered into by the Company with its directors and officers and entered into separate indemnification agreements with each of its directors and Messrs. Gendregske, Duffy and King, as executive officers of the Company. The agreements were entered into in recognition of the increased risk of litigation against directors and officers of public corporations and in order to provide a contractual indemnity right so that the indemnitees will serve or continue to serve the Company free from undue concern that they will not be so indemnified. The Board may from time to time authorize the Company to enter into additional indemnification agreements with its future directors and executive officers. These agreements generally provide for the indemnity of the director or executive officer and the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred in various actual or threatened legal proceedings in which they may be involved by reason of their service as a director or officer of the Company. This description of the indemnity agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnity agreement, a copy of which is filed as Exhibit 10.2 hereto.
Item 3.02 Unregistered Sales of Equity Securities
     Pursuant to the Plan, up to 10 million shares of Allied’s common stock are to be distributed to certain classes of claims holders. This number of shares includes approximately 2.2 million shares that may be distributed with respect to claims that are unresolved as of the Effective Date. The Company expects that some currently unresolved claims may be resolved in the Company’s favor and therefore some number of the shares of common stock may not be issued. The aforementioned 10 million shares also includes shares that will be issued to certain participants as a result of the conversion of the debtor-in-possession financing they provided to Allied for the purchase of rigs. Certain creditors and former equity holders, including Yucaipa, have also agreed, pursuant to the Plan, to cash-out the claims of some of the creditors of Allied, at the election of the creditor holding the claim (the “Cash-Out”), by purchasing the new shares of Allied common stock that would have otherwise been issued to such creditors under the Plan. Pursuant to Section 1145(a)(1) of the U.S. Bankruptcy Code, as a result of the confirmation order issued by the U.S. Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) on May 18, 2007, the offer and sale of such shares is exempt from the registration requirements of the Securities Act. The shares issued pursuant to the Plan are deemed to be registered under Section 12(g) of the Exchange Act by Allied Systems Holdings, Inc., as successor to Allied Holdings, Inc., pursuant to Rule 12g-3 under the Exchange Act.
     Allied’s common stock is subject to the terms and conditions of its Amended Certificate of Incorporation (the “Certificate of Incorporation”), which provides for, among other things, certain restrictions on the transfer of such securities. The Certificate of Incorporation provides that all transactions in Allied’s common stock that would lead to Allied having more than 290 stockholders of record, or that Allied reasonably determines would lead to Allied having more than 290 stockholders of record, will be void and not recognized or registered. Such restrictions on transferability will not prohibit transfers by Allied or any holder of Allied’s common stock to another person or entity that is already a holder of record of Allied’s common stock, transfers of Allied’s common stock to Allied, transfers of all Allied’s common stock owned by the proposed transferor to a single person or entity who is treated as a single record holder under the Exchange Act or transfers that do not result in Allied having more than 290 holders of record. Additionally, such restrictions on transferability will no longer be in effect on and after the earlier of (i) such time as Allied determines that it has more than 500 holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of Allied’s common stock, (ii) only if Allied has not filed a Form 15 deregistering its common stock under the Exchange Act, on the date that is six months following the Effective Date, (iii) the listing of Allied’s common stock on the New York Stock Exchange, NASDAQ or AMEX, (iv) the consummation of a sale of capital stock of Allied in an underwritten public offering registered under the Securities Act, with gross proceeds to Allied or the selling stockholders of not less than $40,000,000 or (v) on the fifth business day following Allied’s receipt of written notice from Yucaipa or their affiliates, that they have determined, in their sole and absolute discretion, that the transfer restrictions provided in the Certificate of Incorporation will be void and no longer given effect.
Item 5.01 Changes in Control of Registrant
     Pursuant to the Plan, all securities of Allied Holdings, Inc. outstanding prior to the Effective Date were cancelled. As a result of the distributions of Allied’s common stock contemplated by the Plan, it is contemplated that the unsecured creditors of Allied, including old equity holders of Allied Holdings that participate in the Cash-Out, will hold all of the outstanding common stock, of which we anticipate Yucaipa will own over 50%.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Directors
     As of the Effective Date, the following individuals were appointed as directors by operation of the Plan: Brian Cullen, Mark Gendregske, Jos Opdeweegh, Ira Tochner and Derex Walker.
     The following directors will be members of Allied’s Audit Committee: Brian Cullen, Jos Opdeweegh, Ira Tochner and Derex Walker.
     The following directors will be members of Allied’s Compensation and Nominating Committee: Brian Cullen, Jos Opdeweegh, Ira Tochner and Derex Walker.
New Employment Agreements with Named Executive Officers

     Allied entered into amended and restated employment agreements with Thomas M. Duffy, Thomas H. King and Joseph Marinelli, each a named executive officer of Allied, which employment agreements became effective as of the Effective Date. The material terms of the new employment agreements are set forth below. In addition, as previously reported, Allied also entered into an employment agreement with Mark Gendregske to serve as President and Chief Executive Officer of Allied, which agreement was effective as of June 1, 2007.
     Amended and Restated Employment Agreement with Thomas M. Duffy. Pursuant to the amended and restated agreement, Mr. Duffy will continue to serve as Executive Vice President, General Counsel and Secretary of Allied. The amended and restated agreement provides for a one year term, which term renews automatically each year unless either party gives notice at least 60 days before the end of the current term of its intention not to renew the agreement. Mr. Duffy is entitled to receive a base salary of not less than $330,000, subject to increase at the discretion of the board of directors, and is entitled to participate in Allied’s bonus plan as determined by Allied’s board of directors. Mr. Duffy is also entitled to participate in Allied’s benefit programs, will receive a monthly car allowance in an amount determined by the board of directors and reimbursement of annual life insurance and long-term care insurance premiums paid by Mr. Duffy in an amount not to exceed $25,000 per annum.
     In the event (i) Mr. Duffy terminates his employment for certain reasons specified in the agreement, including the failure of the board to reappoint Mr. Duffy as Executive Vice President, General Counsel and Secretary of Allied, any material diminution in Mr. Duffy’s duties or any change in the location of Allied’s principal offices outside of the metropolitan Georgia area, (ii) Allied terminates the agreement without cause (as defined in the agreement), or (iii) if Allied fails to extend the term of the agreement, then Mr. Duffy will be entitled to receive a lump-sum severance payment equal to the sum of (A) 150% of Mr. Duffy’s then-effective annual base salary and (B) 150% of the bonus paid to Mr. Duffy during the calendar year prior to Mr. Duffy’s termination. In addition, Mr. Duffy will be entitled to the continuation of his benefits provided under the agreement for a period of 18 months.
     Mr. Duffy has agreed under the terms of the agreement not to compete with the Company for a period of one year following his termination from the Company for any reason. The agreement also contains standard non-disclosure, non-solicitation and non-disparagement provisions.
     Amended and Restated Employment Agreement with Thomas H. King. Pursuant to the amended and restated agreement, Mr. King will continue to serve as Executive Vice President and Chief Financial Officer of Allied. The amended and restated agreement provides for a one year term, which term renews automatically each year unless either party gives notice at least 60 days before the end of the current term of its intention not to renew the agreement. Mr. King is entitled to receive a base salary of not less than $330,000, subject to increase at the discretion of the board of directors, and is entitled to participate in Allied’s bonus plan as determined by Allied’s board of directors. Mr. King is also entitled to participate in Allied’s benefit programs and will receive a monthly car allowance in an amount determined by the board of directors.
     In the event (i) Mr. King terminates his employment for certain reasons specified in the agreement, including any material diminution in Mr. King’s duties or any change in the location of Allied’s principal offices outside of the metropolitan Georgia area, (ii) Allied terminates the agreement without cause (as defined in the agreement), or (iii) if Allied fails to extend the term of the agreement, then Mr. King will be entitled to receive a lump-sum severance payment equal to 100% of Mr. King’s then-effective annual base salary. In addition, Mr. King will be entitled to the continuation of his benefits provided under the agreement for a period of 12 months.

     Mr. King has agreed under the terms of the agreement not to compete with the Company for a period of 12 months following his termination from the Company for any reason. The agreement also contains standard non-disclosure, non-solicitation and non-disparagement provisions.
     Amended and Restated Employment Agreement with Joseph V. Marinelli. Pursuant to the amended and restated agreement, Mr. Marinelli will continue to serve as Senior Vice President, Field Operations of Allied Automotive Group, Inc., a subsidiary of Allied. The amended and restated agreement provides for a one year term, which term renews automatically each year unless either party gives notice at least six months before the end of the current term of its intention not to renew the agreement. Mr. Marinelli is entitled to receive a base salary of $225,000, subject to increase at the discretion of the board of directors, and is entitled to participate in Allied’s bonus plan as determined by Allied’s board of directors and Allied’s benefit programs.
     In the event Allied terminates the agreement without cause (as defined in the agreement), then Mr. Marinelli will be entitled to receive a lump-sum severance payment equal to 100% of Mr. Marinelli’s then-effective annual base salary. In addition, Mr. Marinelli will be entitled to the continuation of his benefits provided under the agreement for a period of 12 months. The agreement also contains standard non-disclosure, non-solicitation and non-disparagement provisions.
     This description of the amended and restated employment agreements for each of Messrs. Duffy, King and Marinelli does not purport to be complete and is qualified in its entirety by reference to the amended and restated agreements, copies of which are filed as Exhibits 10.3, 10.4 and 10.5 hereto.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with its emergence from bankruptcy, as provided by the Plan, Allied adopted an Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that are effective as of the Effective Date. These documents are included herein as Exhibits 3.1 and 3.2 and are incorporated herein by reference.
Item 8.01 Other Events
     On the Effective Date, Allied exercised its previously disclosed option to convert both its amended and restated its debtor-in-possession credit facility and its second lien debtor-in-possession credit facility to senior secured credit facilities. No new amounts were funded under these facilities in connection with the Company’s emergence from bankruptcy and all material terms and conditions of such credit facilities remain in full effect. In addition, on the Effective Date, Yucaipa also exercised its option to convert all amounts outstanding under the debtor-in-possession financing it provided to Allied for the purchase of certain rigs into additional shares of common stock of Allied.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
3.1	Amended and Restated Certificate of Incorporation of Allied Systems Holdings, Inc. (incorporated by reference to Exhibit 1.1 to Registrant’s Form 8-A filed on May 29, 2007).

3.2	Amended and Restated Bylaws of Allied Systems Holdings, Inc.(incorporated by reference to Exhibit 1.2 to Registrant’s Form 8-A filed on May 29, 2007).

4.1	Form of Registration Rights Agreement, dated as of May 29, 2007, by and among Allied Systems Holdings, Inc., Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and certain other parties signatory thereto (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-A filed on May 30, 2007).

4.2	Form of Stockholders’ Agreement, dated as of May 29, 2007, by and among Allied Systems Holdings, Inc., Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and certain other parties signatory thereto (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-A filed on May 30, 2007).

10.1	Monitoring and Management Services Agreement, dated as of May 29, 2007, by and between Allied Systems Holdings, Inc. and Yucaipa American Funds, LLC.

10.2	Form of Director and Officer Indemnification Agreement.

10.3	Amended and Restated Employment Agreement between Thomas M. Duffy and Allied Systems Holdings, Inc.

10.4	Amended and Restated Employment Agreement between Thomas H. King and Allied Systems Holdings, Inc.

10.5	Amended and Restated Employment Agreement between Joseph V. Marinelli and Allied Automotive Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED SYSTEMS HOLDINGS, INC.
Dated: June 4, 2007	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer